EXHIBIT 99.1

POPULAR, INC.

REPLACEMENT CAPITAL COVENANT

REPLACEMENT CAPITAL COVENANT, dated as of May 28, 2008 (this “Replacement Capital Covenant”), by Popular, Inc., a Puerto Rico corporation (together with its successors and assigns, including any entity surviving or resulting from a merger, consolidation, binding share exchange, sale, lease or transfer of all or substantially all of the assets or other business combination, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).

RECITALS

A. On the date hereof, the Corporation is issuing 16,000,000 of its 8.25% Non-cumulative Monthly Income Preferred Stock, Series B, $25.00 liquidation preference per share (together with any 8.25% Non-cumulative Monthly Income Preferred Stock, Series B that the Corporation may issue after the date hereof, the “Securities”).

B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Prospectus Supplement, dated May 22, 2008 (the “Prospectus Supplement”), relating to the Securities.

C. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant are and shall be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.

D. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.

NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.

SECTION 1. Definitions. Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule A hereto.

SECTION 2. Limitations on Redemption and Purchase of Securities. The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not redeem or purchase and no Subsidiary of the Corporation shall purchase (x) all or any part of the Securities prior to the Termination Date, except in either case to the extent that (A) the Corporation has obtained the prior approval of the Federal Reserve, if such approval is then required under the Federal Reserve’s capital guidelines applicable to bank holding companies, and (B) the total redemption or purchase price does not exceed the sum, as of the date of redemption or purchase, of the following amounts:

(i) 133.33% of the aggregate amount of (a) net cash proceeds received by the Corporation or any Subsidiary from the issuance and sale of Common Stock and rights to acquire Common Stock and (b) the Market Value of any Common Stock that the Corporation or any Subsidiary has issued or delivered (x) in connection with the conversion or exchange of any securities of the Corporation or any Subsidiary for which neither the Corporation nor any Subsidiary has received previous equity credit from any NRSRO or (y) as consideration for property or assets in an arm’s-length transaction; plus

(ii) 100% of the aggregate amount of net cash proceeds received by the Corporation or any Subsidiary from the issuance of Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity, Mandatorily Convertible Preferred Stock, Qualifying Capital Securities and Qualifying Preferred Stock;

in each case to Persons other than the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received prior to such Measurement Date); provided that the provisions of this Replacement Capital Covenant shall not apply to:

(a) the purchase of the Securities or any portion thereof by any Subsidiary in connection with the distribution thereof or market-making or other secondary market activities, or

(b) the exchange of any of the Securities for Common Stock having a Market Value or Qualifying Preferred Stock having an aggregate liquidation preference not less than the liquidation preference of such Securities.

SECTION 3. Covered Debt.

(a) Initial Covered Debt. The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.

(b) Redesignation of Covered Debt. On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:

(i) the Corporation shall identify each series of its then outstanding unsecured long-term indebtedness for money borrowed that is Eligible Debt;

(ii) if only one series of the Corporation’s then outstanding unsecured long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(iii) if the Corporation has more than one outstanding series of unsecured long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the next Redesignation Date;

(iv) if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but Banco Popular de Puerto Rico is a Subsidiary and Banco Popular de Puerto Rico has only one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;

(v) if the Corporation has no outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, but Banco Popular de Puerto Rico or its successor is a Subsidiary and Banco Popular de Puerto Rico has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the next Redesignation Date;

(vi) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii), (iii), (iv) or (v) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but not including the Redesignation Date as of which a new series of outstanding long-term indebtedness is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and

(vii) in connection with such identification of a new series of Covered Debt, the Corporation shall give the notice provided for in Section 3(d) within the time frame provided for in such section.

(c) Covered Debt held by a Trust. The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce this Replacement Capital Covenant directly against the Corporation (including by instituting legal proceedings) as though such holder owned Covered Debt directly, and the holders of such trust securities shall be deemed to be Covered Debtholders for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.

(d) Notice. In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that:

(i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (A) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement Capital Covenant and the rights granted to such Holders hereunder and (B) file a copy of this Replacement Capital Covenant with the Commission as an exhibit to a Current Report on Form 8-K (or any successor form) under the Securities Exchange Act;

(ii) so long as the Corporation is a reporting company under the Securities Exchange Act, the Corporation shall include in each Annual Report on Form 10-K (or any successor form) filed with the Commission under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Annual Report on Form 10-K (or any successor form) is filed with the Commission;

(iii) if a series of the Corporation’s or Banco Popular de Puerto Rico’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Corporation shall give (or cause to be given) notice of such occurrence within 30 days thereof to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and report such change (a) in a Current Report on Form 8-K under the Securities Exchange Act which either describes this Replacement Capital Covenant and incorporates this Replacement Capital Covenant by reference to a previously filed exhibit to a Current Report on Form 8-K or includes a copy of this Replacement Capital Covenant, and (b) in the Corporation’s next Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable (or any successor to such forms);

(iv) if, and only if, the Corporation ceases to be a reporting company under the Securities Exchange Act, the Corporation shall (A) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (B) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Covered Debt or any successor Bloomberg screen and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and

(v) promptly upon request by any Holder of Covered Debt, the Corporation shall provide such Holder with a copy of this Replacement Capital Covenant.

SECTION 4. Termination, Amendment and Waiver.

(a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of:

(i) the date on which all Securities held by Persons that are not Subsidiaries have been redeemed or purchased in accordance with this Replacement Capital Covenant,

(ii) the date, if any, on which the Holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder,

(iii) the date on which the Corporation has no series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term), or

(iv) the date that is ten years after the date hereof.

From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.

(b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of a majority in principal amount of the then-effective series of Covered Debt; provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of the Holders of the then effective series of Covered Debt) if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following):

(i) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of the Corporation or any of its Subsidiaries to redeem or purchase any Securities in any circumstance,

(ii) such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt and an officer of the Corporation has delivered to the Holders of the then effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt, a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then effective series of Covered Debt,

(iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as Replacement Capital Securities (other than the securities covered by clause (iv) below), and an officer of the Corporation has delivered to the Holders of the then effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt, a written certificate stating that, in his or her determination, such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as Replacement Capital Securities (other than the securities covered by clause (iv) below),

(iv) such amendment or supplement eliminates Common Stock, Debt Exchangeable for Common Equity, rights to acquire Common Stock, and/or Mandatorily Convertible Preferred Stock as a security covered by clause (i) or (ii) of Section 2, if after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate Common Stock, Debt Exchangeable for Common Equity, rights to acquire Common Stock and/or Mandatorily Convertible Preferred Stock as a security covered by clause (i) or (ii) of Section 2 would result in a reduction in the Corporation’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States, or

(v) the effect of such amendment or supplement is to postpone the termination of this Replacement Capital Covenant.

For this purpose, an amendment or supplement that adds new types of securities qualifying as Replacement Capital Securities or modifies the requirements of securities qualifying as Replacement Capital Securities will not be deemed materially adverse to the Holders of the then-effective series of Covered Debt if, following such amendment or supplement, this Replacement Capital Covenant would constitute a Qualifying Replacement Capital Covenant.

(c) For purposes of Sections 4(a) and 4(b) hereof, the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.

SECTION 5. Miscellaneous.

(a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.

(b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time to time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder at the time such Person acquires, holds or sells Covered Debt shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and, if such Person initiates a claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate prior to the Termination Date by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt). Except as specifically provided herein, this Replacement Capital Covenant is not intended and shall have no other beneficiaries other than the Covered Debtholders and no other Persons are entitled to rely on this Replacement Capital Covenant. In particular, no holder of the Securities is a third party beneficiary of this Replacement Capital Covenant

(c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), (ii) if delivered by prepaid registered or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), or (iii) if sent by facsimile, on the day facsimiled, or if not a Business Day, the next succeeding Business Day, provided that the facsimile is promptly confirmed by telephone confirmation thereof, and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:

Popular, Inc.

209 Muñoz Rivera Avenue

Hato Rey, Puerto Rico 00918

Attention: Corporate Treasury

Telephone: (787) 753-1400

Facsimile: (787) 281-5193

[SIGNATURE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer as of the day and year first above written.

POPULAR, INC.

By:	/s/ Richard Barrios
Name:	Richard Barrios
Title:	Senior Vice President and Treasurer

SCHEDULE A

DEFINITIONS

“Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents that:

(I) permit the issuer of such securities, in its sole discretion, or in response to a directive or order from the Primary Federal Bank Regulatory Agency, to defer or skip in whole or in part payment of Distributions on such Qualifying Capital Securities for one or more consecutive Distribution Periods up to 10 years, without any remedy other than Permitted Remedies and obligations (and limitations on obligations) set forth in this definition applying as a result of such deferral or skipping of Distributions; and

(II) require the Corporation to issue (or to use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period;

and that:

(a) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Corporation or any Subsidiary as consideration for such securities), that the Corporation has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities to Persons that are not Subsidiaries of the Corporation, up to the Preferred Cap in the case of APM Qualifying Securities that are Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock;

(b) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds, unless (if the Corporation elects to so provide in the terms of such securities) the Primary Federal Bank Regulatory Agency directs otherwise;

(c) include a Repurchase Restriction;

(d) notwithstanding the foregoing provision, provide that, if the Primary Federal Bank Regulatory Agency disapproves the issuer’s sale of APM Qualifying Securities, the Corporation has the right, but not the obligation, to pay deferred Distributions from any source without a breach of its obligations under the governing instruments;

(e) provide that, if the Primary Federal Bank Regulatory Agency does not disapprove the Corporation’s issuance and sale of APM Qualifying Securities but disapproves the use of the net proceeds therefrom to pay deferred Distributions, the Corporation has the right, but not the obligation, to use such proceeds for other purposes and to continue to defer Distributions without a breach of its obligations under the governing instruments;

(f) limit the obligation of the Corporation to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock and Qualifying Warrants to settle deferred Distributions pursuant to the Alternative Payment Mechanism either (A) during the first five years of any deferral period or (B) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such Qualifying Capital Securities) with respect to deferred Distributions attributable to the first five years of such deferral period, either:

(i) to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the current Market Value of the Common Stock on the 10 consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Corporation’s most recent publicly available consolidated financial statements; or

(ii) to a number of shares of Common Stock and shares purchasable upon the exercise of Qualifying Warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of Common Stock (the “Common Cap”);

(g) limit the right of the Corporation to issue APM Qualifying Securities that are Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock to settle deferred Distributions pursuant to the Alternative Payment Mechanism to an aggregate amount of Qualifying Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock issued pursuant to the Alternative Payment Mechanism, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such Qualifying Capital Securities (the “Preferred Cap”);

(h) may include a provision that, notwithstanding the Common Cap and the Preferred Cap, for purposes of paying deferred Distributions, limits the Corporation’s ability to sell shares of its Common Stock, Qualifying Warrants or Mandatorily Convertible Preferred Stock above an aggregate cap specified in the transaction documents (a “Share Cap”), subject to the Corporation’s agreement to use commercially reasonable efforts to increase the Share Cap amount (i) only to the extent that it can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in shares of Common Stock or (ii) if the Corporation cannot increase the Share Cap amount as contemplated in the preceding clause, by requesting its Board of Directors to adopt a resolution for shareholder vote at the next occurring annual shareholders meeting to increase the number of shares of its authorized Common Stock for purposes of satisfying its obligations to pay deferred Distributions;

(i) include a Bankruptcy Claim Limitation Provision; and

(j) permit the Corporation, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding share exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the surviving or resulting entity’s voting stock is owned by the shareholders of the other party to the Business Combination or continuing directors cease for any reason to constitute a majority of the directors of the surviving or resulting entity, then clauses (a) through (c) above will not apply to any deferral period that is terminated on the next Distribution Date following the date of consummation of the Business Combination (or if later, at any time within 90 days following the date of consummation of the Business Combination), “Continuing director” means a director who was a director of the Corporation at the time the definitive agreement relating to the transaction was approved by the Corporation’s board of directors;

provided (and it being understood) that:

(i) the Corporation shall not be obligated to issue (or to use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(ii) if, due to a Market Disruption Event or otherwise, the Corporation is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation shall apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, the Share Cap and the Preferred Cap, as applicable; and

(iii) if there is more than one class or series of securities outstanding under which the Corporation is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities, or on such other basis as the Federal Reserve may approve.

“APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism or a Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for the Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):

(a) Common Stock;

(b) Qualifying Warrants;

(c) Mandatorily Convertible Preferred Stock; or

(d) Qualifying Preferred Stock;

provided (and it being understood) that:

(i) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both Common Stock and Qualifying Warrants:

(A) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Qualifying Warrants; and

(B) the Corporation may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of “APM Qualifying Securities” to eliminate Common Stock or Qualifying Warrants (but not both) from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate Common Stock or Qualifying Warrants from the definition would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes; and

(ii) if the “APM Qualifying Securities” for any Alternative Payment Mechanism or Mandatory Trigger Provision include Mandatorily Convertible Preferred Stock:

(A) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Mandatorily Convertible Preferred Stock; and

(B) the Corporation may, without the consent of the holders of the Qualifying Capital Securities, amend the definition of “APM Qualifying Securities” to eliminate Mandatorily Convertible Preferred Stock from the definition if, after the issue date, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to eliminate Mandatorily Convertible Preferred Stock from the definition would result in a reduction in the Corporation’s earnings per share as calculated for financial reporting purposes.

“Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (A) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:

(i) in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and

(ii) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the amount of accumulated and unpaid Distributions (including compounded amounts thereon) that relate to the earliest two years of the portion of the deferral period for which Distributions have not been paid and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Preferred Stock and Mandatorily Convertible Preferred Stock that is still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the claim for deferred interest exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received had the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Preferred Stock.

In the case of any cumulative preferred stock that includes a Bankruptcy Claim Limitation Provision, such provision shall limit the liquidation preference of such cumulative preferred stock to its stated amount, plus an amount in respect of accumulated and unpaid dividends not in excess of the amount set forth in clause (i) or (ii) above, as applicable.

“Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

“Commercially Reasonable Efforts” means commercially reasonable efforts on the part of the Corporation to complete the sale of its APM Qualifying Securities to third parties that are not Subsidiaries of the Corporation in public offerings or private placements. The Corporation will not be considered to have used its Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities if it determines not to pursue or complete such sale due to pricing, dividend rate, coupon, or dilution considerations.

“Commission” means the United States Securities and Exchange Commission or any successor agency.

“Common Cap” has the meaning specified in clause (f) of the definition of Alternative Payment Mechanism.

“Common Stock” means common stock of the Corporation (including treasury shares of common stock, shares of common stock sold pursuant to the Corporation’s dividend reinvestment plan, stock purchase plan and employee benefit plans and shares of a security that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation), and any securities that are issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or other similar event and that have no preference in the payment of dividends or amounts payable upon liquidation, dissolution or winding up and have a ranking equal to to the common stock of the Corporation in liquidation.

“Corporation” has the meaning specified in the introduction to this Replacement Capital Covenant.

“Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but not including the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but not including the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.

“Covered Debtholder” means each Person (whether a Holder or a beneficial owner holding through a participant in a clearing agency) that buys, holds or sells long-term indebtedness for money borrowed of the Corporation or Banco Popular de Puerto Rico or its successor during the period that such long-term indebtedness for money borrowed is Covered Debt; provided that a Person who has sold or disposed of all its right, title and interest in Covered Debt shall cease to be a Covered Debtholder at the time of such sale or disposition if, at such time, the Corporation has not breached or repudiated, or threatened to breach or repudiate, its obligations hereunder.

“Debt Exchangeable for Common Equity” means a security or combination of securities (together in this definition, “such securities”) that:

(i) gives the holder a beneficial interest in (i) subordinated debt securities of the Corporation and (ii) a fractional interest in a stock purchase contract for a share of Common

Stock that will be settled in three years (on a weighted average basis, if such securities include more than one tranche of stock purchase contracts) or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments, provided that such stock purchase contracts shall not be terminable prior to the stock purchase date other than upon the insolvency of the Corporation;

(ii) provides that the holders directly or indirectly grant to the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock pursuant to such stock purchase contracts;

(iii) includes a remarketing feature pursuant to which the subordinated debt securities are remarketed to new investors commencing not later than the settlement date of the stock purchase contract; and

(iv) provides for the proceeds raised in the remarketing to be used to purchase Common Stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the holders being deemed to exercise a right to put the subordinated debt securities to the Corporation or by the Corporation exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.

“Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “securities”) that:

(i) gives the holder a beneficial interest in (a) subordinated debt securities of the Corporation or one of its Subsidiaries (in this definition, the “issuer”) permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least five years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with its most junior subordinated debt) and (b) a fractional interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in Qualifying Preferred Stock;

(ii) provides that the holders directly or indirectly grant to the issuer a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Qualifying Preferred Stock pursuant to such stock purchase contracts;

(iii) includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new holders commencing within five years from the date of issuance of such subordinated debt securities or earlier in the event of an early settlement event based on (a) the Corporation’s capital ratios or (b) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity;

(iv) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such subordinated debt securities of the issuer, provides that the stock purchase contracts will be settled by the holders being deemed to exercise a right to put the subordinated debt securities to the Corporation or by the Corporation exercising its remedies as a secured party with respect to such subordinated debt securities or other collateral directly or indirectly pledged by holders of the Debt Exchangeable for Preferred Equity;

(v) includes a Qualifying Replacement Capital Covenant that shall also apply to any Qualifying Preferred Stock issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant shall not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as “Replacement Capital Securities” for such securities; and

(vi) if applicable, after the issuance of such Qualifying Preferred Stock, provides the holders with a beneficial interest in such Qualifying Preferred Stock.

“Distribution Date” means, as to any Qualifying Capital Securities, the dates on which periodic Distributions on such securities are scheduled to be made.

“Distribution Period” means, as to any Qualifying Capital Securities, each period from and including a Distribution Date for such securities to but not including the next succeeding Distribution Date for such securities.

“Distributions” means, as to any Qualifying Capital Securities, dividends, interest payments or other income distributions to the holders or beneficial owners thereof that are not Subsidiaries of the Corporation.

“Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.

“Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) of this definition that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000 and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior, (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO), (c) has an outstanding principal amount of not less than $100,000,000 and (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents. For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.

“Federal Reserve” means the Board of Governors of the Federal Reserve System and its delegees.

“Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.

“Initial Covered Debt” means the Corporation’s 6.70% Junior Subordinated Debentures, Series A, Due November 1, 2033.

“Intent-Based Replacement Disclosure” means, as to any Qualifying Capital Securities or Qualifying Preferred Stock, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer will not, and will not cause any subsidiary of the issuer to, repay, redeem, purchase or satisfy and discharge in full, whether by defeasance or otherwise, such securities unless such replacement capital securities issued by the issuer have terms and provisions at the time of repayment, redemption, purchase, or satisfaction and discharge in full, whether by defeasance or otherwise, that are as or more equity-like at such time than the securities then being repaid, redeemed, purchased, or satisfied and discharged in full, whether by defeasance or otherwise, and the proceeds of replacement capital securities from sales to Persons other than Subsidiaries of the issuer are raised within 180 days prior to the date of repayment, redemption, purchase or satisfaction and discharge. Notwithstanding the use of the term “Intent-Based Replacement Disclosure” in the definitions of “Qualifying Capital Securities” and “Qualifying Preferred Stock,” the requirement in each such definition that a particular security or the related governing instruments include Intent-Based Replacement Disclosure shall be disregarded and given no force or effect for so long as the Corporation is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended.

“Mandatorily Convertible Preferred Stock” means preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that the preferred stock convert into Common Stock within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of the preferred stock, subject to customary anti-dilution adjustments.

“Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:

(a) require the issuer of such securities to make payment of Distributions on such securities only pursuant to the issuance and sale of APM Qualifying Securities, within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in an amount such that the net proceeds of such sale are at least equal to the amount of unpaid Distributions on such securities (including without limitation all deferred and accumulated amounts) and, in either case, require the application of the net proceeds of such sale to pay such unpaid Distributions on the Qualifying Capital Securities, provided that (i) if the Mandatory Trigger Provision does not require the issuance and sale within one year of such failure, the amount of Common Stock and/or Qualifying Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap and (ii) the amount of Qualifying Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock issued pursuant to the Mandatory Trigger Provision the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;

(b) if the provisions described in clause (a) do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;

(c) include a Bankruptcy Claim Limitation Provision; and

(d) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the liquidation, dissolution or winding up of the issuer junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period prior to the date six months after the issuer applies the net proceeds of the sales described in clause (a) above to pay such deferred Distributions in full, except where non-payment would cause the Corporation to breach the terms of the relevant instrument (subject to the exceptions set forth in clauses (i) through (iii) of the definition of Repurchase Restriction);

provided (and it being understood) that:

(i) the issuer shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;

(ii) if, due to a Market Disruption Event or otherwise, and subject to clause (iii) below, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap and the Preferred Cap, as applicable; and

(iii) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities or on such other basis as the Primary Federal Bank Regulatory may approve.

No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.

“Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

(a) the Corporation would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities and such consent or approval has not yet been obtained notwithstanding the Corporation’s commercially reasonable efforts to obtain such consent or approval or the Federal Reserve instructs the Corporation not to sell or offer for sale the APM Qualifying Securities at such time;

(b) trading in securities generally (or in the Common Stock or the Corporation’s preferred stock specifically) on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which the Common Stock and/or the Corporation’s preferred stock is then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, by the relevant exchange or by any other regulatory body or governmental body having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of the APM Qualifying Securities;

(c) a banking moratorium shall have been declared by the federal or state authorities of the United States;

(d) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States;

(e) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis and such event materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(f) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, and such change materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of, the APM Qualifying Securities;

(g) an event occurs and is continuing as a result of which the offering document for such offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (i) the disclosure of that event at such time, in the reasonable judgment of the Corporation, is not otherwise required by law and would have a material adverse effect on the business of the Corporation or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of the Corporation to consummate such transaction, provided that no single suspension period contemplated by this paragraph (g) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (g) shall not exceed an aggregate of 90 days in any 180-day period; or

(h) the Corporation reasonably believes, for reasons other than those referred to in paragraph (g) above, that the offering document for such offer and sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission and the Corporation is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period contemplated by this paragraph (h) shall exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (h) shall not exceed an aggregate of 90 days in any 180-day period.

The definition of “Market Disruption Event” as used in any securities covered by Section 2 of this Replacement Capital Covenant may include less than all of the paragraphs outlined above, as determined by the Corporation at the time of issuance of such securities, and in the case of clauses (a), (b), (c) and (d), as applicable to a circumstance where the Corporation would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the Corporation’s preferred stock trades or where a listing for its trading is being sought.

“Market Value” means, on any date, (i) in the case of Common Stock, the closing sale price per share of Common Stock (or, if no closing sale price is reported, the average of the reported high and low sale prices, or if none, the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted; if the Common Stock is not either listed or quoted on any U.S. securities exchange on the relevant date, the Market Value will be the average of the mid-point of the bid and ask prices for the Common Stock on the relevant date submitted by at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose, and (ii) in the case of Qualifying Warrants, a value determined by the Corporation’s Board of Directors (or a duly authorized committee thereof) in good faith.

“Measurement Date” means, with respect to any redemption or purchase of Securities, the date 180 days prior to delivery of notice of such redemption or the date of such purchase.

“Non-Cumulative” means, with respect to any Qualifying Capital Securities, that the issuer may elect not to make any number of periodic Distributions or interest payments without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.

“NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Securities Exchange Act.

“Optional Deferral Provision” means, as to any Qualifying Capital Securities, a provision in the terms thereof or of the related transaction agreements to the effect that either:

(a)(i) the issuer of such Qualifying Capital Securities may, in its sole discretion, or shall in response to a directive or order from the Primary Federal Bank Regulatory Agency, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, 10 years, without any remedy other than Permitted Remedies and (ii) such securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Bankruptcy Claims Limitation Provision or Repurchase Restriction); or

(b) the issuer of such Qualifying Capital Securities may, in its sole discretion, or shall in response to a directive or order from the Primary Federal Bank Regulatory Agency, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to at least 10 years without any remedy other than Permitted Remedies.

“Permitted Remedies” means, with respect to any securities, one or more of the following remedies:

(a) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any securities exchange or market on which such securities may be listed or traded), and

(b) complete or partial prohibitions on the issuer paying Distributions on or redeeming or the issuer and its subsidiaries purchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as Distributions on such securities, including unpaid Distributions, remain unpaid.

“Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

“Preferred Cap” has the meaning specified in clause (g) of the definition of Alternative Payment Mechanism.

“Primary Federal Bank Regulatory Agency” means, as to the Corporation or any of its Subsidiaries at any time, the Federal bank regulatory agency that has primary regulatory authority with respect to the Corporation or such Subsidiary.

“Prospectus Supplement” has the meaning specified in Recital B.

“Qualifying Capital Securities” means securities (other than Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity, Mandatorily Convertible Preferred Stock and any other securities convertible into or exchangeable for Common Stock) that, in the determination of the Corporation’s Board of Directors or the relevant committee thereof reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:

(a) securities issued by the Corporation or any of its Subsidiaries that (1) rank junior upon the liquidation, dissolution or winding up of the Corporation to all debt of the Corporation for borrowed money, other than trade payables and any debt that is expressly made pari passu with such securities in the instrument creating the same, (2) have no maturity or a maturity of at least 60 years and (3) either:

(i)(x) (I) have an Alternative Payment Mechanism or are Non-Cumulative and (II) are subject to a Qualifying Replacement Capital Covenant, or

(ii)(y) have an Optional Deferral Provision and a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure;

(b) securities issued by the Corporation or any of its Subsidiaries that (1) rank junior upon the liquidation, dissolution or winding up of the Corporation to all debt of the Corporation for borrowed money, other than trade payables and any debt that is expressly made pari passu with such securities in the instrument creating the same, (2) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant and (3) have an Optional Deferral Provision and a Mandatory Trigger Provision; or

(c) preferred stock of the Corporation or any of its Subsidiaries (a) that has no maturity or a maturity of at least 60 years, (b) that either (x) is subject to a Qualifying Replacement Capital Covenant or (y) is subject to Intent-Based Replacement Disclosure and has a provision that prohibits the Corporation from paying any dividends thereon upon its failure to satisfy one or more financial tests set forth therein, and (c) as to which the transaction documents provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies.

“Qualifying Preferred Stock” means preferred stock of the Corporation that (i) is non-cumulative, (ii) ranks pari passu with or junior to all other outstanding preferred stock of the Corporation, other than a preferred stock that is issued or issuable pursuant to a stockholders’ rights plan or similar plan or arrangement, (iii) is perpetual and (iv) is subject to either a Qualifying Replacement Capital Covenant or has a provision that provides for mandatory suspension of Distributions or the payment of Distributions solely from eligible proceeds (as defined in clause (a) of the definition of Alternative Payment Mechanism) upon the Corporation’s failure to satisfy one or more financial tests set forth therein and is subject to Intent-Based Replacement Disclosure, and in each case as to which the governing instruments provide for no remedies as a consequence of non-payment of dividends other than Permitted Remedies.

“Qualifying Replacement Capital Covenant” means a replacement capital covenant, as identified by the Corporation’s Board of Directors or the relevant committee thereof acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer and its subsidiaries from redeeming, repaying or purchasing identified securities except to the extent of the specified percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of redemption, repayment or purchase that are as or more equity-like than the securities then being redeemed, repaid or purchased within the 180-day period prior to the date the issuer gives notice of such redemption or repayment or the date of such purchase; provided that the term of such Qualifying Replacement Capital Covenant shall be determined at the time of issuance of the related securities taking into account the other characteristics of such securities.

“Qualifying Warrants” means net share settled warrants to purchase Common Stock that (1) have an exercise price greater than the current stock market price (as defined below) of the Common Stock as of their date of pricing, and (2) the Corporation is not entitled to redeem for cash and the holders of which are not entitled to require it to repurchase for cash in any circumstances. The Corporation will state in the prospectus or other offering document for any Qualifying Capital Securities that include an Alternative Payment Mechanism or Mandatory Trigger Provisions its intention that any Qualifying Warrants issued in accordance with such Alternative Payment Mechanism or Mandatory Trigger Provisions will have exercise prices at least 10% above the current stock market price of its Common Stock on the date of pricing of the Qualifying Warrants. The “current stock market price” of the Common Stock on any date shall be the closing sale price per share (or if no closing sale price is reported, the average of the reported high and low sale prices, or if none, the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported by the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Common Stock is not so quoted, the “current stock market price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose.

“Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation or a Subsidiary elects to repay, redeem, or satisfy and discharge in full, whether by defeasance or otherwise, or the Corporation or a Subsidiary elects to purchase, such Covered Debt, either in whole or in part, with the consequence that after giving effect to such repayment, redemption, satisfy and discharge, or purchase, the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable repayment, redemption, satisfaction and discharge, or purchase date and (c) if such Covered Debt is not Eligible Subordinated Debt, the date on which the Corporation issues or assumes a sufficient amount of long-term indebtedness for money borrowed that qualifies as Eligible Subordinated Debt.

“Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.

“Replacement Capital Securities” means Common Stock, rights to acquire Common Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity, Mandatorily Convertible Preferred Stock, Qualifying Capital Securities and Qualifying Preferred Stock.

“Repurchase Restriction” means, with respect to any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that require the Corporation and its Subsidiaries not to redeem or purchase any of its securities ranking junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid, except where non-payment would cause the Corporation to breach the terms of the relevant instrument, other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):

(i) purchases of such Securities by Subsidiaries in connection with the distribution thereof or market-making or other secondary market activities;

(ii) purchases, redemptions or other acquisitions of shares of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

(iii) purchases of shares of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan.

“Securities” has the meaning specified in Recital A.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Share Cap” has the meaning specified in clause (h) of the definition of Alternative Payment Mechanism.

“Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.

“Termination Date” has the meaning specified in Section 4(a).